EXHIBIT 10.4

Performance Share Program (“PSP”) for Chairman, President and Chief Executive Officer and the other Participants of Ingersoll-Rand Company Limited (the “Company”)

The PSP provides annual awards for the achievement of pre-established long-term strategic initiatives and annual financial performance of the Company. The number of PSP awards granted are based upon a combination of financial objectives and strategic objectives, including the Company’s performance as well as each participant’s individual performance. Awards are granted in the form of Class A common shares of the Company and vest one year after the date of award.